UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2022

AYTU BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Effective January 17, 2022, Aytu BioPharma, Inc. (“Aytu” or the “Company”) agreed to issue an inducement award of 100,000 shares of the Company’s common stock to Mark Oki in connection with his appointment as the Company’s Chief Financial Officer. The Compensation Committee of the Company’s Board of Directors granted the inducement award to Mr. Oki outside of, but subject to terms generally consistent with, the Company’s 2015 Stock Option and Incentive Plan, as amended, as a material inducement to Mr. Oki’s acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4).

The inducement award is exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. The Company intends to file a registration statement on Form S-8 with the Securities and Exchange Commission to register the shares underlying the inducement award.

The disclosure in Item 5.02 of this Current Report on Form 8-K regarding the issuance of the inducement award to Mr. Oki is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2022, Aytu issued a press release announcing the appointment of Mr. Oki as Chief Financial Officer of the Company effective January 17, 2022. Aytu and Mr. Oki entered into an employment agreement (the “CFO Employment Agreement”), pursuant to which Mr. Oki will receive:

●	An annual base salary of $415,000, plus a target bonus of 40% of the base salary if certain performance milestones are met;
●	A signing bonus of $50,000;
●	A restricted stock grant of 100,000 shares of Aytu’s common stock, subject to certain vesting provisions set forth in Mr. Oki’s Restricted Stock Award Agreement;
●	Upon a termination without cause by the Company or for good reason, as those terms are defined in the CFO Employment Agreement, by Mr. Oki, a severance payment equal to his base salary plus any earned incentive compensation, as well as a continuation of Aytu’s portion of COBRA payments for a period of 12 months and vesting of any issued restricted stock; and
●	Upon a change in control, as defined in the CFO Employment Agreement, a payment equal to one times the base salary and the target annual incentive bonus compensation for the then-current year, plus 12 months of COBRA payments and accelerated vesting of all stock options or stock based awards.

The foregoing is a summary only and does not purport to be a complete description of all of the terms of the CFO Employment Agreement or Restricted Stock Award Agreement, and is subject to and qualified in its entirety by reference to the full text of the CFO Employment Agreement and the Restricted Stock Award Agreement, which Aytu intends to file with its upcoming Quarterly Report on Form 10-Q.

The Company issued a press release on January 4, 2022 announcing the appointment of Mr. Oki, attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are being filed herewith:

Exhibit	Description
99.1*	Press release dated January 4, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

* In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOPHARMA, INC.

Date: January 4, 2022	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer